EX 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of 18 U.S.C. 1350 Code)

In connection with the attached Report of The Herzfeld Caribbean Basin Fund, Inc. (the "Fund") on Form N-CSR to be filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2014 (the "Report"), each of the undersigned officers of the Fund does hereby certify that, to the best of such officer's knowledge:

1.         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund as of, and for, the periods presented in the Report.

Date: August 17, 2018

/s/ Erik M. Herzfeld

Erik M. Herzfeld

President and Chairman

(Principal Executive Officer)

Date: August 17, 2018

/s/ Reanna J. M. Lee

Reanna J. M. Lee

Secretary and Treasurer

(Principal Financial Officer)